Exhibit 10.10

Summary of oral agreement between OnPoint Medical Diagnostics, Inc. (OnPoint) and Rainwater Capital Partners, LLC (Rainwater)

In June 2009, a verbal agreement was entered into between OnPoint and Rainwater, whereby OnPoint would pay Rainwater $20,000 per month for management consulting services and executive leadership which fee was reduced to $10,000 per month in January 2010.  Invoicing would occur monthly, and OnPoint would make payments as adequate capital materialized through fundraising efforts.  Interest would not accrue nor would any late payment penalties and fees on outstanding invoice amounts.